                        CONSENT OF INDEPENDENT AUDITORS

The Sponsor, Trustee and Unit Holders of Equity Focus Trusts--

Strategic Series 2000-B, 10/A+ Portfolio:

  We consent to the use of our report dated May 9, 2000, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.


                                                    /s/ KPMG LLP

New York, New York

May 9, 2000